Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James H. Forson, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 of La Quinta Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2018

/s/ James H. Forson
James H. Forson
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)